                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12

                              SL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[SL INDUSTRIES, INC. LOGO]

                                October 12, 1995

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of SL INDUSTRIES, INC., on Friday, November 17, 1995, at 10:00 in the morning. The meeting will be held in the Grand Salon at the Ramada Regency Palace, Route 73 and Fellowship Road, Mt. Laurel, New Jersey, followed by brunch in the Regency Ballroom.

     At this meeting, the shareholders will elect seven directors to serve during the ensuing year, will vote on an amendment to the 1991 Long Term Incentive Plan, the appointment of a certified public accounting firm to serve as the Company's auditors for the fiscal year 1996, and a shareholder proposal restricting the selection of directors, and will consider such other business as may properly come before the meeting.

     We look forward to the attendance of our shareholders because it provides us with an opportunity for hearing your views and for holding informal discussions during the ensuing brunch concerning the progress of SL INDUSTRIES, INC.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          Sincerely yours,

                                          /s/ OWEN FARREN
                                          --------------------
                                          OWEN FARREN
                                          President and Chief Executive Officer

SL INDUSTRIES, INC.

Corporate Office: SUITE 306-C, 520 FELLOWSHIP ROAD,
                  MT. LAUREL, NJ 08054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE is hereby given that the Annual Meeting of Shareholders of SL INDUSTRIES, INC., will be held at the Ramada Regency Palace, Route 73 and Fellowship Road, Mt. Laurel, New Jersey, on Friday, November 17, 1995, at 10:00 in the morning for the following purposes:

          1.  To elect seven directors for the ensuing year;

          2.  To amend the 1991 Long Term Incentive Plan;

          3. To take action on the appointment of a certified public accounting firm to serve as the Company's auditors; and,

          4. To act upon a resolution, proposed by a certain shareholder, and which is opposed by management, to require that certain requirements be met by persons nominated to serve as directors of the Company.

          5. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 18, 1995, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors

                                        /s/ TED D. TAUBENECK
                                        -----------------------
                                        Ted D. Taubeneck
                                        Secretary

October 12, 1995

                              SL INDUSTRIES, INC.
                                  SUITE 306-C
                              520 FELLOWSHIP ROAD
                             MOUNT LAUREL, NJ 08054

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of SL Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders on November 17, 1995, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting has been called to consider and vote upon the election of seven Directors, an amendment to the 1991 Long Term Incentive Plan, the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year 1996, a shareholder proposal restricting the selection of directors, and such other business as may properly come before the meeting. The Company's By-Laws require written notice 21 calendar days in advance of the Annual Meeting to raise business at the Annual Meeting, including the nomination of Directors. Shareholders were sent the complete text of such By-Law provision by letter dated September 8, 1992. Any shareholder wishing an additional copy of such provision should call the Secretary of the Company. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about October 12, 1995.

                             VOTING BY SHAREHOLDERS

     Only holders of record of the Company's Common Stock, par value $.20 per share (the "Common Stock"), at the close of business on September 18, 1995, are entitled to receive notice of and vote at the Annual Meeting.

     Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or represented by proxy. When a proxy in the accompanying form is returned, properly dated and executed, the shares represented thereby will be voted at the Annual Meeting and, if a shareholder specifies a choice with respect to any matter to be acted upon, such shares will be voted in accordance with the specifications so made. A proxy may be revoked at any time prior to being voted by filing a written notice of revocation with the Secretary or by presentation of a subsequent proxy.

     The proxy tabulation will be done by our transfer agent and proxies should be returned in the enclosed business reply envelope. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of directors, officers and other employees of the Company and of its subsidiaries may (without additional compensation) solicit proxies in person or by telephone, telex, facsimile or other electronic means. The Company has also retained MacKenzie Partners, Inc., for a fee of $3,500, to aid in the solicitation of proxies.

     On the record date, September 18, 1995, there were 5,656,312 shares of Common Stock of the Company outstanding. All outstanding shares are of one class. Shareholders have the right to cast one vote for each share held on the record date as to each matter presented at the meeting, except that there is cumulative voting in the election of directors.

     Cumulative voting means that each shareholder may cast a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected (seven at this Annual Meeting) and that he or she may cast all of such votes for a single director or may distribute them among the number to be elected or any two or more of them as he or she may see fit. If a shareholder wishes to distribute his or her cumulative votes in a specific manner, the proxy card should be marked to indicate clearly how the votes are to be distributed among the nominees. For example, the shareholder may write on the proxy card the number of votes to be cast next to the name of the Director or Directors for whom the shareholder desires to cast such votes. Unless indicated to the contrary, if a shareholder strikes out the name of a nominee all the cumulative votes of such shareholder which were otherwise distributable among all of the nominees will instead be distributed among the remaining nominees in the discretion of the proxy holders named therein as described below. For example, if a shareholder owns 10 shares and strikes out the name of one of the seven nominees listed on the proxy card, all of such shareholder's 70 cumulative votes will be distributed among the remaining six nominees at the discretion of the proxy holders. THE SEVEN CANDIDATES RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE ELECTED.

     OTHER THAN THE ELECTION OF DIRECTORS, AND EXCEPT AS NOTED AT PAGE 14 OF THIS PROXY STATEMENT WITH REGARD TO PROPOSAL 2, EACH MATTER TO BE SUBMITTED TO THE SHAREHOLDERS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING. FOR PURPOSES OF DETERMINING THE NUMBER OF VOTES CAST WITH RESPECT TO ANY VOTING MATTER, ONLY THOSE CAST "FOR" OR "AGAINST" ARE INCLUDED. ABSTENTIONS AND BROKER NON-VOTES ARE COUNTED ONLY FOR THE PURPOSE OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE MEETING.

     All shares represented by each properly executed unrevoked proxy received prior to the Annual Meeting will be voted in accordance with the instructions specified therein, or in the absence of appropriate instructions, for Proposals 2 and 3 and against Proposal 4. With respect to the election of directors, where no vote is specified or where a vote FOR proposal 1 is marked, unless contrary instructions are set forth on the proxy card, the cumulative votes represented by a proxy will be cast for all or fewer than all of the nominees at the discretion of the proxy holders named therein in order to elect as many nominees as believed possible under the then prevailing circumstances. At the present time, the Board has not determined any specific order in which it intends to distribute votes among its nominees.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     The Board of Directors does not know of any business to properly come before the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Shareholders. Should any matters properly come before the Annual Meeting or any adjournment thereof, for which specific authority has not been solicited from the shareholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote thereon in accordance with their best judgment.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of September 18, 1995:

                                                              SHARES            PERCENT OF
                                                           BENEFICIALLY         OUTSTANDING
                        NAME AND ADDRESS                      OWNED               SHARES
                        ----------------                      -----               ------
        Dimensional Fund Advisors Inc....................     425,800*              7.5%
        1299 Ocean Avenue
        11th floor
        Santa Monica, CA 90401

---------------
* Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 425,800 shares of SL Industries, Inc., stock as of June 30, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc., serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the Company's Common Stock beneficially owned by all directors and officers of the Company as a group (9 individuals) as of September 18, 1995:

AMOUNT BENEFICIALLY         PERCENTAGE
       OWNED            OUTSTANDING SHARES
       -----            ------------------
      764,992*                 13.5%

---------------
* Includes 289,360 shares which six directors and officers have the right to acquire, at any time, upon the exercise of nonqualified and incentive stock options granted by the Company. Except for 235,085 shares, as to which certain directors and officers share voting and investment power, the directors and officers have sole voting and investment power as to the shares beneficially owned by them.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, seven persons will be elected to serve as the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. It is intended that shares represented by proxies will be voted in favor of the election of all the following persons, except that the cumulative votes represented by proxies will be cast for all or fewer than all of the nominees for director at the discretion of the proxy holders named therein in order to elect as many nominees as possible under the circumstances prevailing at the meeting. Discretionary authority to so cumulate votes is hereby solicited. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. Each of the nominees is at present a member of the Board of Directors of the Company. In the event that any of the nominees for director should become unavailable to serve as such, the proxies may be voted for such substitute or substitutes as may be nominated by the Board of Directors of the Company.

     The following table sets forth the name of each nominee for election to the Board of Directors, his age, principal occupation and the name and principal business of any corporation or organization in which such occupation is carried on, the period during which he has served as director, and the number of shares of Common Stock beneficially owned directly or indirectly by him as of September 18, 1995.

                                                                                             SHARES OF
                                                                                            COMMON STOCK
                                                                                            BENEFICIALLY
                                                                                SERVED        OWNED ON     PERCENTAGE
                                                                             CONTINUOUSLY    SEPTEMBER         OF
         NAME                            PRINCIPAL OCCUPATION FOR            AS DIRECTOR        18,        OUTSTANDING
      OF NOMINEE        AGE            FIVE YEARS AND DIRECTORSHIPS             SINCE           1995         SHARES
----------------------  ----   --------------------------------------------  ------------    -----------   -----------
J. Dwane Baumgardner    (55)   Chairman of Donnelly Corporation, Inc., a         1990           19,267(a)         *
  (1)(3)(4)                    manufacturing company in Holland, Michigan,
                               since 1986; Chief Executive Officer since
                               1982.
Owen Farren             (44)   President and Chief Executive Officer of the      1991          166,915(b)      3.0%
  (1)(4)                       Company since April 1991; from May 1990 to
                               April 1991, Executive Vice President of the
                               Company; from 1987 to 1990, President of the
                               Simco Company, Inc. (a subsidiary of
                               Illinois Tool Works), a manufacturing
                               company in Hatfield, Pennsylvania.
Edward A. Gaugler       (76)   An original founder of the Company, served        1993          180,540(c)      3.2%
  (2)                          as President from 1956 to 1960 and as
                               director from 1956 to 1967; retired for more
                               than five years.
George R. Hornig        (41)   Managing Director of Deutsche Morgan              1992           18,267(d)         *
  (3)(4)                       Grenfell (Investment bankers) since 1993;
                               from 1991 to 1993, President and COO of
                               Dubin & Swieca Holdings, Inc. (money
                               managers); from 1988 to 1991, Managing
                               Director, COO and Co-founder of Wasserstein
                               Perella & Co., Inc. (investment bankers).
Warren G. Lichtenstein  (30)   Chairman and director of WGL Capital Corp.,       1993          247,000(e)      4.4%
  (2)                          a general partner of Steel Partners, L.P.
                               (private investment partnership), a Delaware
                               limited partnership since 1990. Chairman and
                               a director of Steel Partners, Ltd., the
                               general partner of Steel Partners
                               Associates, L.P., which is the general
                               partner of Steel Partners II, L.P. (private
                               investment partnership), a Delaware limited
                               partnership, since 1993. Director of Gateway
                               Industries, Inc. (new business ventures)
                               since 1994. Director of Alpha Technologies
                               Group, Inc. (thermal management products and
                               connectors) since 1993.
Salvatore J. Nuzzo      (64)   Chairman of the Company since September           1988           27,826(f)         *
  (1)(2)                       1993; Chairman and part owner of Marine
                               Mechanical Corporation from March 1994 to
                               present; Chairman of the Board of
                               Technautics Corporation, a manufacturing
                               company in Cleveland, Ohio, from April 1991
                               to March 1994; and CEO from April 1991 to
                               December 1992; retired between March 1988
                               and April 1991; Director of Avnet
                               Corporation, a distribution company in New
                               York, New York and Bath Iron Works, Bath,
                               Maine.
Robert J. Sanator       (65)   Dean, College of Management Long Island           1993            5,000            *
  (2)(3)                       University, from April 1991 to present. From
                               April 1986 to March 1991, President and CEO
                               of Geotel, Inc.(5), an electronics company.

---------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Nominating Committee.

(5) Geotel, Inc. -- filed a petition seeking relief under Chapter 11 of the Federal Bankruptcy Code on March 21, 1991.

(6) Except as indicated in the footnotes below, each nominee for director has sole voting and investment power with respect to the shares shown as beneficially owned by such nominee.

 *  Less than one percent (1%).

(a) Includes 17,267 shares which Mr. Baumgardner has the right to acquire at any time upon exercise of nonqualified stock options granted in fiscal years 1994, 1995 and 1996.

(b) Includes 69 shares owned jointly by Mr. Farren and his wife, who share voting and investment power, 6,200 shares held in an IRA for Mr. Farren, 15,646 shares beneficially owned as a participant in the Company's Savings and Pension Plan, and 110,000, 15,000, 10,000 and 10,000 shares which Mr. Farren has the right to acquire, at any time, upon the exercise of nonqualified and qualified stock options granted in fiscal years 1991, 1993, 1994, and 1995, respectively.

(c) Such shares do not include shares which are owned by Mr. Gaugler's wife, as to which such director disclaims any beneficial ownership.

(d) Includes 17,267 shares which Mr. Hornig has the right to acquire at any time upon exercise of nonqualified stock options granted in fiscal years 1994, 1995 and 1996.

(e) Includes 230,700 shares which Steel Partners, L.P., beneficially owns and in which Mr. Lichtenstein has a beneficial interest.

(f) Includes 24,826 shares which Mr. Nuzzo has the right to acquire at any time upon exercise of nonqualified stock options granted in fiscal years 1994, 1995 and 1996.

                             THE BOARD OF DIRECTORS

     The Company's Board of Directors has established the following standing committees: the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. The Executive Committee, which did not meet during the fiscal year 1995, has and may exercise all the authority of the Board except that the committee cannot make, alter or repeal any By-law of the Corporation, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board which by its terms is amendable or repealable only by the Board. The Audit Committee, which met four times during fiscal year 1995, recommends the selection of independent auditors, reviews the scope and results of the annual audit, approves nonaudit services to be provided by the independent auditors and reviews reports of the independent auditors and of quarterly financial results. The Nominating Committee, which met one time in fiscal year 1995, was constituted on July 14, 1992, to recommend the number and name of persons to be elected by the shareholders as directors of the Company. At the present time there is no procedure by which shareholders can recommend nominees to be considered by the Nominating Committee. The Compensation Committee, which met one time during the fiscal year 1995, recommends the compensation to be paid to executive officers and the stock options to be granted to key employees under the Company's 1991 Long Term Incentive Plan (see Compensation Committee Report). The Board of Directors of the Company met seven times during the fiscal year 1995. Each member of the Board attended at least seventy-five percent of the meetings of the Board of Directors and Committees thereof, if a member.

     Directors are paid $3,000 quarterly retainer fees (with the exception of Mr. Nuzzo, whose quarterly retainer fee was increased to $4,500 effective September, 1994), and $500 for each Board and each Committee meeting attended. Effective November 1, 1995, directors will be paid $3,500 quarterly retainer fees (with the exception of Mr. Nuzzo, whose quarterly retainer fee will be $5,250), $1,000 for each Board meeting attended, and $500 for each Committee meeting attended. Mr. Farren does not receive director's quarterly fees and meeting fees. Three retired directors, Mr. Heilman, Mr. Hess and Mr. Litschgi entered into deferral agreements, and began receiving deferred director's fees in September 1989, March 1990 and January 1986, respectively. The deferred payments are part of a pool which is funded by life insurance policies and the Company is both owner and beneficiary of the policies. If the retired director dies before the guaranteed deferred benefits have been paid, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the beneficiary designated by the Director.

     In fiscal 1993, the Board of Directors adopted a Non-Employee Director Non-Qualified Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Under the Directors' Plan, non-employee Directors have the right annually to elect to receive non-qualified stock options in lieu of all or a stated percentage of future attendance fees for regular quarterly Board meetings and quarterly retainer fees for the period covered by the election. All elections are irrevocable.

     The Plan was "implemented" in June 1993, when elections were made for the four quarters beginning February 1, 1994. Messrs. Baumgardner, Hornig and Nuzzo elected then and again in June 1994 and June 1995 to receive non-qualified stock options in lieu of all of their regular meeting attendance fees and all of their quarterly retainer fees payable during the relevant succeeding periods. During Fiscal 1995 and 1996, Mr. Nuzzo was granted additional options for 13,043 shares and Messrs. Baumgardner and Hornig each were granted additional options for 8,694 shares in lieu of quarterly retainer fees. Messrs. Baumgardner, Hornig and Nuzzo each were granted additional options for 1,449 shares in lieu of regular meeting attendance fees, of which options for 364 shares were granted after the September 18, 1995, record date.

     A $50,000 life insurance policy is maintained on each director's life for which the director designates the beneficiary. In addition, upon the retirement of a director who has attained the age of sixty and has completed ten years of service with the Board, the Company will pay $10,000 per year to the retired director for life with a term certain of 10 years. Mr. Farren is ineligible for these benefits. Most of these retirement payments are funded by the purchase of a life insurance policy and provide both a death and retirement benefit, and the Company is both owner and beneficiary of the policy. If the retired director dies after becoming eligible for retirement benefits and before the guaranteed retirement payments have been made, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the beneficiary designated by him.

                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth information regarding annual and long-term compensation during fiscal years 1993, 1994 and 1995 for the CEO and the two other highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company on July 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                      --------------------------------
                                    ANNUAL COMPENSATION                      AWARDS           PAYOUTS
                        -------------------------------------------   --------------------   ---------
                                                            OTHER     RESTRICTED             LONG-TERM
                                                           ANNUAL       STOCK                INCENTIVE    ALL OTHER
       NAME AND                                            COMPEN-     AWARD(S)    OPTIONS/   PAYOUTS    COMPENSATION
  PRINCIPAL POSITION    YEAR   SALARY($)     BONUS($)     SATION($)      ($)       SARS(#)      ($)         (1)(2)
----------------------  ----   ---------     --------     ---------   ----------   -------   ---------   ------------
Owen Farren
  President & CEO.....  1995    171,822(3)    60,000            --          --     10,000          --       26,671
                        1994    165,000       50,000            --          --     10,000          --       27,273
                        1993    162,519       30,000(3)         --          --     15,000          --       28,944
Ted D. Taubeneck
  Executive V.P.......  1995    138,596(3)    22,000(3)         --          --      4,000          --        5,850
                        1994    136,000(3)    18,000(3)         --          --      3,000          --        5,650
                        1993    135,008          -0-            --          --      5,000          --        6,596
James E. Morris
  Vice President/
  Corp. Controller....  1995     81,461       22,000            --          --      4,000          --        4,218
                        1994     77,000       18,900            --          --      4,000          --        3,784
                        1993     71,173       10,000            --          --      5,000          --        3,950

---------------
(1) Includes Company matching contributions and profit sharing contributions made to the SL Industries, Inc., Savings and Pension Plan for Messrs. Farren, Taubeneck and Morris in fiscal year 1993 in the amounts of $7,094, $5,532 and $3,125, respectively, in fiscal year 1994 in the amounts of $6,049, $4,929 and $3,164, respectively, and in fiscal year 1995 in the amounts of $5,446, $5,115 and $3,554, respectively. The Company's contribution to the plan is based on a percentage of the participant's elective contributions up to the maximum defined under the plan and a fixed percentage, determined annually by the Board of Directors, of the participant's total calendar year earnings. Under the plan, benefits are payable at retirement as a lump sum or as an annuity.

(2) Includes premiums paid for group term life insurance for Messrs. Farren, Taubeneck and Morris and premiums paid for an ordinary whole life insurance policy on Mr. Farren's life in the face amount of $1,000,000 of which he is the owner with the right to designate beneficiaries.

(3) Mr. Farren elected to defer $5,000 of his fiscal year 1993 bonus which was paid in fiscal year 1994, and $3,960 of his fiscal year 1995 salary. Mr. Taubeneck elected to defer $2,000 of his fiscal year 1994 salary, $13,000 of his fiscal year 1994 bonus which was paid in fiscal year 1995, $2,092 of his fiscal year 1995 salary, and $17,000 of his fiscal year 1995 bonus which will be paid in fiscal year 1996. These amounts will earn interest at the rate of 8%, compounded annually, and be payable at retirement. These deferred amounts are funded by life insurance policies where the Company is both owner and beneficiary of the policies.

     Mr. Taubeneck will receive a $60,000 per year annuity, payable at age 70 for life with a term certain of 10 years. Mr. Morris is scheduled to receive a $30,000 per year annuity, $18,000 of which is fully vested, payable at age 65 for life with a term certain of 10 years. The agreements are funded by the purchase of life insurance policies and provide both a death and retirement benefit, and the Company is both owner and beneficiary of the policies. If either participant dies after becoming eligible for retirement benefits and before the guaranteed retirement benefits have been paid, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the designated beneficiary.

SENIOR EXECUTIVE SEVERANCE PLAN

     On May 1, 1991, the Company entered into Severance Pay Agreements with Mr. Farren and Mr. Taubeneck, providing in each case for payment equal to base annual salary or $135,000, whichever is greater, and to continue for a limited time certain fringe benefits in the event of involuntary termination of his employment, or voluntary termination for "good reason." Good reason is defined to include (i) a demotion in position, authority or similar action which would substantially alter the officer's standing in the Company, (ii) reduction in salary or failure to increase compensation commensurate with other executive officers, (iii) a relocation of the officer's place of employment, (iv) a change of control of the Company, (v) incurring any serious illness or disability, or
(vi) any other circumstance as determined by the Board of Directors in good faith.

1991 LONG TERM INCENTIVE PLAN

     All of the executive officers of the Company, as well as senior management of the Company's wholly-owned subsidiaries, are eligible for and participate in the Company's 1991 Long Term Incentive Plan (the "Plan") which was approved by shareholders in 1991. The Plan is administered by the Compensation Committee of the Board of Directors and provides for the grant from time to time of options to purchase up to 500,000 shares of Common Stock. The Committee determines both the optionees and the number of shares to be optioned to any individual under the Plan. The Company currently estimates that approximately 55 individuals may be eligible to participate in the Plan. The Committee has the authority to establish the period in which the option could be exercised and the percentage of the option that could be exercised at any given time within the period. The options are not transferable except in the event of death.

     The Plan enables the Company to grant either "nonqualified options" or "incentive stock options" which may expire no later than ten years from the date the option is granted. No options may be granted under the Plan after September 25, 2001.

     Upon termination of employment for a cause other than death or disability, an optionee may exercise any options accrued within thirty days following the date of termination. Thereafter, all further rights to exercise the options cease. In the event of termination of employment due to death or disability, the same provisions apply except that the period of time for exercise is three months from the date of disability or death. In no event, however, can an option be exercised after ten years following the date of grant, or such earlier date as may be specified in the option.

     The exercise price for each incentive stock option may not be less than the fair market value on the date of grant, determined as described in the Internal Revenue Code and Regulations. The exercise price for each nonqualified stock option is as determined by the Committee and set forth in the Option Agreement for the optioned shares.

STOCK OPTIONS

     The following table sets forth information concerning options to purchase Common Stock granted in fiscal year 1995 to the three individuals named in the Summary Compensation Table. These options were fully exercisable on the date of grant. The material terms of such options appear in the following table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR



                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                       FOR OPTION TERM ($)
---------------------------------------------------------------------------------   ---------------------------
                                          % OF TOTAL
                                         STOCK OPTIONS
                                STOCK     GRANTED TO
                               OPTIONS   EMPLOYEES IN     EXERCISE     EXPIRATION
             NAME              GRANTED    FISCAL YEAR    PRICE($/SH)      DATE            5%          10%
------------------------------ -------   -------------   -----------   ----------       -------     -------
Owen Farren...................  10,000       15.87           4.25        11/17/04        69,228     110,234
Ted D. Taubeneck..............   4,000        6.35           4.25        11/17/04        27,691      44,094
James E. Morris...............   4,000        6.35           4.25        11/17/04        27,691      44,094

     The following table sets forth information for the three individuals named in the Summary Compensation Table concerning their exercise in fiscal year 1995 of options to purchase Common Stock and the unexercised options to purchase Common Stock held by the individuals at July 31, 1995. The material terms of such options appear in the following table and the footnotes thereto.

                   AGGREGATED STOCK OPTION EXERCISES IN LAST
              FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                   NUMBER UNEXERCISED       VALUE OF UNEXERCISED
                                                                 STOCK OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS
                                                                      YEAR END (#)         AT FISCAL YEAR END ($)
                                                                 -----------------------   -----------------------
                             SHARES ACQUIRED    VALUE REALIZED        EXERCISABLE/              EXERCISABLE/
           NAME              ON EXERCISE (#)         ($)             NONEXERCISABLE            NONEXERCISABLE
--------------------------   ---------------    --------------       --------------            --------------
Owen Farren...............          0                  0                145,000/0                 253,750/0(1)
Ted D. Taubeneck..........          0                  0                 69,650/0                 162,750/0(1)
James E. Morris...........          0                  0                 20,120/0                  44,000/0(1)

---------------
(1) Based on the closing price of $5.750 at fiscal year end. Does not include grants of 2,650 shares and 2,120 shares for Messrs. Taubeneck and Morris, respectively, at option prices which exceeded the market price at fiscal year end.

     The closing market price per common share on the New York Stock Exchange on September 18, 1995, was $6.875.

                         COMPENSATION COMMITTEE REPORT

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for the establishment of the level and manner of compensation of the Company's three executive officers and certain others. In addition, the Compensation Committee seeks to ensure that sound compensation policies and practices exist and are being followed. The current members of the Compensation Committee are J. Dwane Baumgardner (Chairman), George R. Hornig and Robert J. Sanator, all of whom are non-employee directors of the Company.

     The Compensation Committee believes that executive compensation should be linked to value delivered to shareholders. The Company's compensation programs have been designed to provide a correlation between the financial success of the executive and the shareholder. Both long and short-term incentives are intended to align the interests of executives and shareholders and to reward the executive for building value within the Company.

     The functions of the Compensation Committee are to oversee general compensation policies for the Company's employees, to review and approve compensation packages annually for the Company's executive officers and subsidiary presidents, to approve cash incentive programs for all subsidiaries, and to grant stock options to officers of the Company and other key employees as appropriate. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals, while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys, the compensation levels of executive officers of companies in competing businesses, and recommendations by management. The Compensation Committee may also from time to time consult with independent compensation consultants and others.

     The Committee's current philosophy is to balance short-term performance of executives with achievement of long-range strategic goals resulting in continuously improving shareholder value, and to engender and preserve a sense of fairness and equity among employees, shareholders, and customers. In keeping with that philosophy, it has set the following objectives:
(1) to link a significant portion of annual compensation directly to operating performance; (2) to promote achievement of the Company's long-term strategic goals and objectives; (3) to align the interest of Company executives with long-term shareholder interest; (4) to see that management aligns the interest of Company employees with long-term shareholder interest; and (5) to attract, retain, and motivate executives critical to the Company's long-term success.

     The Company's executive compensation program consists of base salary, annual cash bonus incentive, and stock options. (Along with all other employees, executives also participate in one of the Company's defined contribution pension plans.) Salary levels of executive officers are reviewed annually by the Compensation Committee. Bonus payments are based on the achievement of the Company's performance targets and the achievement of individual performance goals. Bonus amounts are calculated after fiscal year-end financial results become available to the Compensation Committee and are determined in accordance with guidelines established by the Compensation Committee. The Company seeks to provide an overall level of compensation that is competitive with other companies in competing businesses and in the Company's geographic markets. Compensation in any particular case will vary on the basis of the Company's annual and long-term performance as well as individual performance.

     The Compensation Committee believes stock options and stock ownership contribute to the aligning of the executive's interests with those of the shareholders. The Company's 1991 Long Term Incentive Plan encourages stock ownership by authorizing the grant of stock options to officers and key employees of the Company. From time to time, the Compensation Committee provides long term incentive compensation in the form of stock options where appropriate as compensation for its executive officers. In determining whether individual stock option grants will be made, the Compensation Committee evaluates each participant's job responsibilities and performance, as well as the perceived potential that the individual has in contributing to the success of the Company.

     The salary for the Company's chief executive officer, Owen Farren, for fiscal year 1996, and bonus for fiscal year 1995 were established by the Compensation Committee based, in large part, on the performance of the Company during fiscal 1995. Options were granted to Mr. Farren in November 1994 and September 1995 in large part to recognize his efforts in making significant progress during the past two fiscal years toward the Board's directives to him of trimming corporate overhead expenses, developing an overall plan for reassessing the Company's strategic direction, and achieving financial and other targets.

                                          Respectfully submitted,

                                          Compensation Committee:
                                             J. Dwane Baumgardner, Chairman
                                             George R. Hornig
                                             Robert J. Sanator

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative and total shareholder return on its Common Stock for the period from July 31, 1990, to September 30, 1995, with the cumulative total return of the Russell 3000 Stock Index ("RUA") and the S&P Electrical Equipment Group ("S215"), assuming an investment of $100 on July 31, 1990, in the Company's Common Stock and the stocks that comprise the RUA and the S215.

                                                                 S&P Electri-
      Measurement Period                                          cal Equip-
                                 SL Industries   Russell 3000     ment Group
Jul 90                                   100.0           100.0           100.0
Nov 90                                    79.2            99.5            90.7
Dec 90                                    76.9           102.3            95.2
Mar 91                                    81.5           117.9           115.3
Jun 91                                    69.2           116.5           121.3
Sep 91                                    64.6           122.8           115.2
Dec 91                                    65.0           132.5           126.9
Mar 92                                    79.0           129.5           127.6
Jun 92                                    62.7           129.7           126.9
Sep 92                                    70.2           133.0           131.4
Dec 92                                    70.8           141.3           139.0
Mar 93                                    61.3           146.3           146.2
Jun 93                                    66.6           146.5           156.0
Sep 93                                    78.5           151.0           156.0
Dec 93                                    71.9           152.7           167.6
Mar 94                                    71.9           146.0           161.4
Jun 94                                    75.0           144.3           155.0
Sep 94                                    79.7           150.9           163.0
Dec 94                                    87.6           149.0           169.5
May 95                                    94.9           170.9           193.9
Sep 95                                   139.5           190.2           210.4

                       APPROVAL OF AMENDMENT TO THE 1991
                LONG TERM INCENTIVE PLAN OF SL INDUSTRIES, INC.

     On September 21, 1995, the Board of Directors, acting on the recommendation of the Compensation Committee, voted to amend the 1991 Long Term Incentive Plan of SL Industries, Inc. (the "Plan"), by increasing the total number of shares subject to options under the Plan from 500,000 to 922,650. At the same time, in accordance with the terms of the Plan, the Board directed that the amendment be submitted to the shareholders for their approval.

     The Plan was approved by the shareholders at the 1991 Annual Meeting. It was designed to benefit the Company and its shareholders by encouraging high levels of performance by key employees of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success. It is widely recognized that stock options enable public companies to attract, retain, and provide motivation to, key personnel. The Board of Directors believes that the Plan has been effective in helping the Company attract and retain outstanding individuals as officers and key employees and to furnish motivation for the achievement of long-term objectives for the Company.

     Under the Plan, as it now exists, options can be granted to purchase up to 500,000 shares of the Company's Common Stock. If options are granted and subsequently expire or are terminated, cancelled, or surrendered prior to exercise, the shares subject to those options become again available for the grant of options under the Plan. Prior to October 6, 1995, options were granted to purchase a total of 422,650 shares of the Company's Common Stock, after giving effect to options which expired or were terminated, cancelled, or surrendered. Thus the Plan has only 77,350 shares presently available for future grants of options.

     The Board of Directors believes that the Plan should be amended to increase the number of shares for which options can be issued in the future, thereby making shares available to replace those for which options have thus far been granted. Accordingly, the Board of Directors has approved a resolution to increase the number of shares subject to options under the Plan from 500,000 to 922,650. Taking into account the 422,650 shares subject to options previously granted, the remaining shares available for future options would be 500,000, which should enable the Plan to continue effectively, with the benefits to the Company outlined above, for several more years. Otherwise the provisions of the Plan would be unaffected.

     The importance of granting stock options, as presently viewed by the Compensation Committee, is set forth at page 10 of this Proxy Statement. The complete text of the Plan, as it would be amended pursuant to this proposal, appears as an Appendix to this Proxy Statement. Some of the principal features of the Plan, as amended, are outlined below, but the following outline is qualified in its entirety by reference to the complete text of the Plan.

DESCRIPTION OF THE PLAN

     The Company has sponsored stock option plans for many years. The Plan is a successor to the Company's 1981 Incentive Stock Option Plan, which was approved by the shareholders at the 1981 Annual Meeting. That plan, in turn, was a successor to a similar plan adopted by the shareholders at the 1972 Annual Meeting.

     The Plan provides that options may be granted to purchase up to 500,000 shares of the Company's Common Stock, to be drawn from authorized but unissued shares or from treasury shares. Although the number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company, no such adjustment has occurred because there has been no such capital structure change since adoption of the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Company's Compensation Committee ("the Committee") composed of three directors of the Company who are not eligible to participate in the Plan while on the Committee. Participants are selected by the Committee from key employees who are full-time salaried employees (including officers, whether or not they are also directors) of the Company, or any subsidiary of the Company, who in the judgment of the Committee will be in a position to contribute significantly to the attainment of the Company's long-term growth and prosperity.

     Currently, the Company estimates that approximately 55 individuals are eligible to participate in the Plan. As in the past, the Committee will determine both the number of optionees and the number of shares to be optioned to any individual under the Plan. The Board of Directors is able to amend the Plan without further approval by the shareholders, except insofar as such approval is required by law or the terms of the Plan.

     The Plan enables the Company to grant either "nonqualified options" or "incentive stock options." No options can be granted under the Plan later than September 25, 2001. Each option granted under the Plan will expire no later than ten years from the date the option is granted.

     The Plan allows the Committee to establish in its discretion the time or times within the period of the option when the option can be exercised and the percentage of the option that can be exercised at such times. The options are not transferable except in the event of death.

     The Plan provides that upon termination of employment of the optionee for a cause other than death or disability, the rights to exercise the options which have accrued at the date of termination may be exercised within thirty days following the date of termination, and that, thereafter, all further rights to exercise the option cease, whether or not accrued at the date of termination. In the event of termination of employment due to death or disability, the same provisions apply, except that the period of time for exercise is three months from the date of disability or death. In no event, however, can an option be exercised after ten years following the date of grant, or such earlier date as may be specified in the option.

     The exercise price per share for each incentive stock option cannot be less than the fair market value on the date of grant, determined as described in the Internal Revenue Code and Regulations. The exercise price per share for each nonqualified stock option will be as determined by the Committee and set forth in the

Option Agreement for the optioned shares. Payment must be made in cash at the time of exercise. Proceeds received from option sales will be used for general corporate purposes.

     Since the Plan became effective, the current Executive Officers of the Company have been awarded an aggregate of 35,000 options and all other employees, excluding the current Executive Officers, have received an aggregate of 305,650 options under the Plan. No options have been awarded under the Plan to any current directors who are not executive officers, any nominee for election as a director other than Owen Farren, any associate of any director, executive officer, or nominee, or any person other than the current Executive Officers who have received 5% or more of such options. For additional information on options granted to certain Executive Officers under the Plan, see "Stock Option Grants in Last Fiscal Year" on page 8 of this Proxy Statement.

     No determination has been made with respect to future recipients of options under the Plan. It is not possible to specify the names or positions of the key employees to whom options may be granted, or the number of shares, within the limitations of the Plan, to be covered by such options.

FEDERAL INCOME TAX CONSEQUENCES

     Under currently applicable provisions of the Internal Revenue Code of 1986, as amended, an optionee will not be deemed to receive any income for federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, the optionee may be subject to an alternative minimum tax when he or she exercises an incentive stock option on the amount by which the fair market value of the stock exceeds the option price at the date of exercise.

     Upon the exercise of an option, the tax consequences are as follows:

          1. Upon the exercise of a nonqualified option, unless sale is restricted, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market value of the shares on the exercise date, and the Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee.

          2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon the sale, measured as the difference between the option exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of the ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed to the Company with respect to the shares purchased by the optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

EFFECT ON EARNINGS

     Currently, neither the grant nor the exercise of an incentive stock option or nonqualified stock option under the Plan will result in any charge to the Company's pretax earnings.

PRICE OF COMMON STOCK

     The closing price of the Common Stock of the Company on October 6, 1995, based on published quotations, was $7.625 per share.

VOTE REQUIRED

     Under a provision of the Plan, shareholder approval is required for any increase in the number of shares of Common Stock subject to the plan. The affirmative vote of the majority of shares represented at the meeting and entitled to vote thereon will be required for adoption of the proposed Amendment to the Plan. For this purpose, abstentions will be treated as "no" votes, and broker "non-votes" will not be counted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
              1991 LONG TERM INCENTIVE PLAN OF SL INDUSTRIES, INC.

                              ELECTION OF AUDITORS

     The Board of Directors, after consideration of the recommendation of the Audit Committee, proposes and recommends the appointment of the firm of Arthur Andersen LLP as auditors to make an examination of the accounts of the Company and its subsidiaries for the fiscal year 1996. Representatives of Arthur Andersen LLP will be present at the annual meeting of shareholders with the opportunity to make a statement, if they so desire, and to respond to any questions.

                              SHAREHOLDER PROPOSAL

     William M. Hess, 33 East Main Street, Moorestown, NJ 08057, who owned 12,815 shares of Common Stock of the Company on September 18, 1995, has forwarded a letter to the Company indicating that he intends to introduce the following resolution at the meeting for the reasons given:

          "The following is a proposed Resolution that I would like to have included in the proxy material sent to shareholders for the next Annual
     Meeting: Because of the lackluster performance of SL Industries' stock over the past few years, and a long overdue need for improvement, the following Resolution is proposed. Be it Resolved that for a period of three (3) years, the following requirements must be met by persons nominated to serve as a Director of SL Industries, Inc.:

            Nominees (except an attorney) must have a successful business background including having served either as a founder, director or executive officer (department head) of a company whose sales are approximately equal to or greater than SL Industries. They must have at least ten (10) years business experience. An attorney nominee should be a successful practicing attorney with ten (10) years experience in areas of expertise that are directly relevant to SL Industries' business.

            If there are any questions concerning this matter, please contact me."

                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended for presentation at the November 1996 Annual Meeting of Shareholders must be received by the Company by June 11, 1996, if such proposals are to be considered for inclusion in the Proxy Statement and Form of Proxy for such Annual Meeting.

                                 OTHER MATTERS

     THE ANNUAL REPORT OF THE COMPANY FOR ITS FISCAL YEAR ENDED JULY 31, 1995, WAS MAILED TO ALL SHAREHOLDERS OF RECORD ON OCTOBER 12, 1995. COPIES OF THE COMPANY'S FORM 10-K REPORT FOR THAT YEAR AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS BY WRITING:
TED D. TAUBENECK, SECRETARY, SL INDUSTRIES, INC., SUITE 306-C, 520 FELLOWSHIP ROAD, MOUNT LAUREL, NEW JERSEY 08054.

     The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

                                        By Order of the Board of Directors

                                        /s/ TED D. TAUBENECK
                                        ------------------------
                                        Ted D. Taubeneck
                                        Secretary

                                    APPENDIX

                         1991 LONG TERM INCENTIVE PLAN
                             OF SL INDUSTRIES, INC.

     SL Industries, Inc., a corporation organized and existing under the laws of the State of New Jersey, hereinafter called the "Company," hereby formulates and adopts an Incentive (Stock Option) Plan for officers and key employees of the Company, or any subsidiary of the Company, as follows:

I. PURPOSE -- The purpose of the Plan is to provide a continuing long-term incentive to selected eligible Key Employees of the Company to enhance shareholder value; to provide a means of rewarding outstanding performance; and to enable the Company to attract and retain key personnel necessary for continued growth and profitability.

II. SHARES SUBJECT TO THE PLAN -- The shares of Common Stock subject to Options shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company.

     Subject to the provisions of Section VII hereof, the number of shares of Common Stock purchasable pursuant to Options granted hereunder shall not exceed Nine Hundred Twenty-Two Thousand Six Hundred Fifty (922,650) shares of the presently authorized Common Stock.

     In the event that any outstanding Option under the Plan for any reason expires or is terminated, cancelled or surrendered prior to the expiration date of the Plan as set forth in Section IX hereof, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for an Option subsequently granted under this Plan.

III. DEFINITIONS

     "Board of Directors" means the Board of Directors of the Company acting in any matter concerning the Plan by a majority of directors who are not participants or eligible to be participants in the Plan.

     "Code" means the Internal Revenue Code of 1986, as amended, including the regulations thereunder. The Code section references set forth in the Plan or in any Option Agreement refer to the respective Code sections as now in effect and as such sections may be changed from time to time.

     "Committee" means the Committee described in Section IV hereof.

     "Common Stock" means share of the Company's presently authorized common stock, except as this definition may be modified as provided in Sections VII hereof.

     "Company" means SL Industries, Inc.

     "Effective Date" means the date the Plan is adopted by the directors of the Company.

     "Incentive Stock Option" means an Option granted pursuant to the Plan, which is intended as and does constitute an "incentive stock option" within the meaning of Section 422 of the Code. Incentive Stock Options shall be specifically designated as such.

     "Key Employees" means full-time salaried employees (including officers, whether or not they are also directors) of the Company, or a subsidiary thereof, as designated by the Committee, and who, in the judgment of the Committee, will be in a position to contribute significantly to the attainment of the Company's strategic goals and long-term growth and prosperity.

     "Option" means an option, granted by the Company pursuant to the Plan, to purchase shares of Common Stock.

     "Option Agreement" means a written agreement or agreements as described in
Section IX hereof between the Company and a Participant evidencing an Option.

     "Option Period" means the period from the date of the granting of an Option to the date after which such Option may no longer be exercised.

     "Option Price" means the price to be paid for shares of Common Stock being purchased pursuant to an Option.

     "Participant" means an eligible Key Employee who accepts an Option, or the estate, personal representative or beneficiary of such Key Employee having the right to exercise an Option, as the case may be.

     "Plan" means the "1991 Long Term Incentive Plan of SL Industries, Inc." as set forth in this instrument.

IV. ADMINISTRATION -- The Plan shall be administered by the Committee appointed by the Board of Directors which shall consist of not fewer than two directors who are not eligible to participate in the Plan or any other stock option plan of the Company.

     The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement shall be final and conclusive unless otherwise determined by the Board of Directors, and in any such event such determination by the board of Directors shall be final and conclusive.

     The Board of Directors reserves the right to take, by a majority of the directors who are not eligible to participate in the Plan, any and all action hereunder it may deem advisable, including where the Committee may be unable to act.

V. ELIGIBILITY -- The individuals who shall be eligible to participate in this Plan shall be (a) such Key Employees who are approved as Participants by the Committee from time to time, and (b) employees of corporations which are merged or consolidated with the Company or a subsidiary or whose assets or stock are acquired by the Company or a subsidiary, who (1) are similarly approved as Participants by the Committee, (2) hold options for the purchase of stock of such other corporations, and (3) are granted Options in substitution for the options so held.

VI. GRANT OF OPTIONS -- Subject to the provisions of Sections II and IX hereof, participants shall be granted Options for such number of shares of Common Stock as may be approved by the Committee. The Committee shall designate those Options which are, or are not, intended to qualify as Incentive Stock Options.

     Nothing contained in the Plan shall be construed to preclude the granting of an Option or Options to a Participant in addition to an Option or Options for the purchase of Common Stock already held by him and then in existence or the granting of more than one option to a Participant at the same time, or the granting of an Option in substitution for, or upon the cancellation or surrender of, an Option that had previously been granted to the Participant, whether at a higher or lower exercise price, provided that, if the Option to be granted, substituted for, cancelled or surrendered is an Incentive Stock Option, such action shall be permissible under the Code.

     Notwithstanding the foregoing, the aggregate fair market value (determined at the time of the grant of the Option) of stock exercisable for the first time by a Participant during any calendar year under all Incentive Stock Options held by a Participant shall not exceed $100,000. Any Options to acquire stock in excess of such amount shall be treated as Options not described in Section 422 of the Code.

VII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION -- The aggregate number of shares of Common Stock available for Options and the number of shares of Common Stock and the Option Price for such shares covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the equity structure of the Company.

VIII. EFFECTIVE AND EXPIRATION DATES OF THE PLAN -- Options may be granted at any time on or after the Effective Date, but no Options shall be granted after the tenth anniversary of the Effective Date; provided that all Options granted prior to approval of the plan by the shareholders of the Company shall be granted subject to receipt of approval of the shareholders and provided further that no Incentive Stock Option shall be exercised within six (6) months from the date of approval of the Plan.

IX. TERMS AND CONDITIONS OF OPTION AGREEMENTS -- Option Agreements shall be in such form as the Committee shall, from time to time, approve.

     Option Agreements may be amended by the Committee with the consent of the Participant in any manner not inconsistent with the provisions of the Plan or the Code.

     All Option Agreements shall comply with and be subject to the following terms and conditions:

     Medium and Time of Payment. An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full for all shares being purchased at the time shall be made coincidentally with such exercise. Such payment shall be in United States dollars.

     Number of Shares. The Option Agreement shall state the number of shares of Common Stock to which it pertains subject to adjustment pursuant to Section VII.

     Restrictions on Grants. In no event shall an Incentive Stock Option be granted to any Participant if, at the time of such grant, such Participant owns capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of its subsidiaries) unless the Option Price is not less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock subject to the Option on the date of the grant of the Option and the Option Period does not exceed five (5) years.

     Option Price. Subject to the above restrictions, no Incentive Stock Option Price shall be less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of the grant of the Option, such market value to be determined in accordance with procedures adopted from time to time by the Committee and in accordance with the requirements of Section 422 of the Code respecting such fair market value.

     Option Period. Each Option granted under the Plan shall expire no later than ten (10) years from the date the Option is granted. Option Agreements may contain provisions for the earlier expiration of the Option.

     Date of Exercise. Except as otherwise provided in this Plan, any Option may be exercised in whole at any time or in part from time to time during the Option Period or its exercise may be limited or precluded for such period or periods of time as shall be specified in the Option Agreement.

     Compliance with the Laws Relating to the Sale of Securities. The Company may impose such restrictions on any shares acquired under the Plan as may be advisable to ensure compliance with applicable federal or state securities laws and may legend the certificates representing such shares with an appropriate notice of such restrictions.

     Assignability. No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant the Option shall be exercisable only by him. In case of the judicially declared incompetence or disability of a Participant , the Option may be exercised by the legally appointed guardian or conservator of his estate.

     Agreement to Remain in Employ of Company. Nothing contained herein shall be deemed to negate, restrict or affect in any manner the right of the Company to terminate at any time the employment of any Participant.

     Termination of Employment.

     a. Should the employment of a Participant to whom an outstanding Option has been granted terminate for any reason whatsoever, other than death or disability, each Option granted under the Plan shall automatically expire as of thirty (30) days from the date of termination.

     b. Should a Participant die or become disabled while employed by the Company, the Option theretofore granted to such Participant may be exercised by such Participant or such Participant's executor, administrator or heirs or legatees, within three (3) months after such Participant's death or disability. Notwithstanding any of the foregoing, in no event shall any Option be exercisable after expiration of the period for which is was granted.

     c. "Termination of employment" shall mean the cessation for any reason of the relation of employer and employee between the Company and the Participant and shall not include any subsequent period during which the Participant may receive accrued vacation or severance pay or similar compensation from the Company.

     Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by any Option until the date of the issuance or transfer of shares to such participant thereunder. Except as provided in Section VII, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are issued or transferred.

     Other Provisions. Option Agreements shall contain such other terms and conditions not inconsistent with the provisions of this Section IX or the other provisions of the Plan as the Committee shall deem advisable.

X. INCENTIVE STOCK OPTIONS AND RELATED MATTERS -- The Company intends that the Plan shall comply with those provisions of the Code required to permit, as the Committee shall determine, Options to qualify as Incentive Stock Options. Should this Section X or any other provision of the Plan not be necessary for such qualification, or should any change in the Plan be necessary to permit the grant or continuing qualification of Incentive Stock Options as such, the Plan may be amended or interpreted by the Committee or the Board of Directors to add or to modify the provisions of the Plan accordingly.

     To the extent that any provision or amendment of the Plan or of any Option Agreement shall or may have the effect of disqualification, change in Option Price or change in grant date of, or shall or may otherwise prejudice the value of, a Participant's Incentive Stock Option under Section 422 of the Code, such provision or amendment shall be null and void as to such Incentive Stock Option unless the Participant shall give express written agreement to such provision or amendment and to such effect.

XI. MERGER AND DISSOLUTION -- Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any unexercised portion of an Option shall, in lieu of the number of shares of Common Stock covered by such unexercised portion, pertain and apply to the number and class of the securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares covered by such unexercised portion of his Option.

XII. DISCONTINUANCE AND AMENDMENT OF THE PLAN -- In addition to the provisions set forth elsewhere in the Plan respecting the amendment of the Plan, the Committee or the Board of Directors may, from time to time, amend, suspend or discontinue the Plan, provided that any amendment that would (i) increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) extend the expiration date of the Plan beyond that set forth in Section VIII hereof, shall be subject to the requisite approval of the Company's shareholders, except that any Plan amendment resulting from or implementing any increase or modification that may result from adjustments authorized by Sections VII or XI shall not require such approval.

     The preceding paragraph notwithstanding, no amendment, suspension or discontinuance of the Plan may adversely affect any Option previously granted with the consent of the Participant affected thereby.

SAVINGS AND PENSION PLAN
C/O MERIDIAN ASSET MANAGEMENT, INC.
P.O. BOX 7588
PHILADELPHIA, PA 19101-9896

                                October 12, 1995

To the Participants in the
SL Industries, Inc., Savings and Pension Plan

Ladies and Gentlemen:

     Enclosed is the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 12, 1995, which has been sent to SL Industries, Inc.'s ("SL"), shareholders of record September 18, 1995, in connection with the Annual Meeting of Shareholders ("Annual Meeting") to be held Friday, November 17, 1995.

     SL is also providing to each of you a copy of its Annual Report for the fiscal year ended July 31, 1995. If you would like to receive an extra copy of the Annual Report, please call or write to Ms. Jacqueline T. Farino, Assistant Treasurer, at SL, as follows: SL Industries, Inc., 520 Fellowship Road, Suite 306-C, Mt. Laurel, New Jersey 08054 (tel. (609) 727-1500 extension 223).

     As a participant in the SL Industries, Inc., Savings and Pension Plan (the "Plan"), you are entitled to vote all of the shares of common stock of SL held in the Plan for your benefit as of the record date ("Shares") for any annual or special meeting of SL's shareholders. This means that you may give instructions -- in a manner which affords you complete confidentiality -- as to how such shares are to be voted on any and all matters to be considered at the Annual Meeting by following the instructions below. Instructions from the Participants will be sent directly to a neutral organization, which will tabulate the voting instructions and provide us with the totals only.

INSTRUCTIONS

     You are entitled to give voting instructions for the number of shares of SL common stock indicated on the enclosed Voting Instruction Sheet. Please complete, sign and date the Voting Instruction Sheet and send it promptly to Meridian Asset Management, Inc. ("Meridian"), in the enclosed envelope, which requires no postage if mailed in the United States.

     Meridian will count and total the votes of each Participant whose Voting Instruction Sheet is received by the close of business on Tuesday, November 14, 1995. Meridian then will report only the totals to us. Meridian will keep your individual instructions confidential and will not disclose them to us, SL or any other person. We will then vote the shares at the Annual Meeting (either in person or by proxy) in accordance with the totals provided to us by Meridian.

     As required by the Plan, Shares as to which no voting instructions are received by Meridian will be totaled by Meridian and voted by us in the same proportion as the Shares for which instructions have been received.

     Since the Annual Meeting will be held on November 17, 1995, it is important that you send your Voting Instruction Sheet to Meridian promptly.

                                Sincerely yours,

      /s/ TED D. TAUBENECK                          /s/ JAMES E. MORRIS
      --------------------                          -------------------
        Ted D. Taubeneck                              James E. Morris
            Trustee                                       Trustee

                  SL INDUSTRIES, INC. SAVINGS AND PENSION PLAN
                     CONFIDENTIAL VOTING INSTRUCTION SHEET

                 RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1995

TO: MERIDIAN ASSET MANAGEMENT, INC.

     The undersigned participant ("Participant") in the SL Industries, Inc., Savings and Pension Plan (the "Plan") hereby instructs you that the shares of common stock of SL Industries, Inc. ("SL"), allocated to the Participant's account or accounts under the Plan as of July 31, 1995 (the "Shares"), be voted as specified below at the Annual Meeting of Shareholders to be held on November 17, 1995 (and at any adjournment or postponement thereof).

     IF ITEM 1 BELOW IS CHECKED, THERE IS NO NEED TO COMPLETE ITEMS 2, 3, 4 AND
5.

     With respect to Item 2, Election of Directors, if no instructions are given, the Shares are to be voted in the same proportion as all Shares for which Participants shall have submitted instructions. If instructions are provided for the election of directors, the undersigned Participant's cumulative votes are to be distributed evenly among the nominees selected, unless instructions to the contrary are given in the space provided.

     With respect to Items 3 through 5, if no instructions are given, the Shares are to be voted in the same proportion as all Shares for which Participants shall have submitted instructions.

1.       VOTE SHARES ON ALL ISSUES AS RECOMMENDED BY MANAGEMENT OF SL.
    ----

2.       ELECTION OF DIRECTORS -- NOMINEES

         J. DWANE BAUMGARDNER, OWEN FARREN, EDWARD A. GAUGLER, GEORGE R. HORNIG, WARREN G. LICHTENSTEIN, SALVATORE J. NUZZO, ROBERT J. SANATOR
         The Shares are to be voted for directors as follows:
         For all or any of the nominees listed above (except as stricken out above)
    ----
         Specific instructions (for example, to cumulate votes for one or more named nominees)
    ----

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

3.       TO AMEND THE 1991 LONG TERM INCENTIVE PLAN

         For the amendment to the 1991 Long Term Incentive Plan
    ----
         Against the amendment to the 1991 Long Term Incentive Plan
    ----
         No instruction
    ----

4.       APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE FISCAL YEAR
         1996

         For the appointment of Arthur Andersen LLP as auditors for the fiscal year 1996
    ----
         Against the appointment of Arthur Andersen LLP as auditors for the fiscal year 1996
    ----
         No instruction
    ----

5.       ADOPTION OF THE SHAREHOLDER PROPOSAL RESTRICTING SELECTION OF
         DIRECTORS

         For the Shareholder Proposal
    ----
         Against the Shareholder Proposal
    ----
         No instruction
    ----

                                Signature:
                                          ----------------------------------

                                Dated:
                                      --------------------------------------

October 12, 1995
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SL INDUSTRIES,
                                      INC.
           FOR THE ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 17, 1995

   The undersigned shareholder of SL Industries, Inc., a New Jersey corporation, does hereby constitute and appoint J. Dwane Baumgardner and Edward A. Gaugler, and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as specified below all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Ramada Regency Palace, Rt. 73 and Fellowship Road, Mt. Laurel, New Jersey, on November 17, 1995, at 10:00 in the morning, and at any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

   This proxy, when properly executed, will be voted in the manner directed below. With respect to the election of directors, where no vote is specified or where a vote FOR proposal (1) is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxies named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. Unless indicated to the contrary, if you strike out the name of a nominee, all your cumulative votes will be distributed among the remaining nominees at the discretion of the proxies. Where no vote is specified, this proxy will be voted FOR management Proposals (2) and
(3) and AGAINST Proposal (4) as recommended by the Board of Directors. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting.

   The undersigned hereby acknowledges receipt of the Company's Annual Report for its fiscal year ended July 31, 1995.

(1) ELECTION OF DIRECTORS   NOMINEES: J. DWANE BAUMGARDNER; OWEN FARREN; EDWARD
    A. GAUGLER; GEORGE R. HORNIG; WARREN G. LICHTENSTEIN; SALVATORE J. NUZZO; ROBERT J. SANATOR.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

    / / FOR the election as directors for the ensuing year of all or any nominees listed above (except as stricken out above) (TO WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEES, CHECK THE FOREGOING BOX AND STRIKE OUT OR LINE THROUGH SUCH NOMINEE'S NAME ON THE LIST ABOVE.)

    / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

                                  (Continued and to be signed on the other side)

(2) Amendment to the 1991 Long Term Incentive Plan

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

                     / / FOR      / / AGAINST      / / ABSTAIN

(3) Appointment of Arthur Andersen LLP as auditors for the fiscal year 1996

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

                     / / FOR      / / AGAINST      / / ABSTAIN

(4) Shareholder Proposal to Restrict election of Directors

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4

                     / / FOR      / / AGAINST      / / ABSTAIN

(5) Upon all other matters properly coming before the meeting.

                                              Dated: ___________________, 1995

                                              Signature: _____________________

                                              Signature: _____________________

                                              Title: _________________________

                                              Please sign exactly as your name
                                              appears hereon. Executors,
                                              administrators or trustees
                                              should indicate their capacities.
                                              If stock is held in joint names,
                                              both registered holders should
                                              sign. This proxy shall vote all
                                              shares held in all capacities to
                                              which the signatory is entitled.